Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

Between DSP Group, Inc., DSP Group, Ltd. and Eli Ayalon (the “Executive”). Effective date May 24, 2010.

The employment agreement effective April 22, 1996, as amended by amendments effective November 3, 1997, November 11, 1999, and October 27, 2009 (each, an “Amendment”, such employment agreement, as amended, being herein referred to as the “Employment Agreement”), is hereby further amended as follows:

Paragraph 3 of the November 3, 1997, Amendment is hereby amended to read as follows:

3. At any time prior to the Executive providing notice pursuant to the November 11, 1999 Amendment, as further amended by the October 27, 2009 Amendment, if the Employment Agreement is terminated by the Corporation following a change in control of the Corporation, or by the Executive for Good Reason, or by the Corporation without Cause, all rights of the Executive under the Employment Agreement shall continue for two years and all equity awards held by the Executive shall accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the Employment Agreement, or such longer period as may be provided for in the Executive’s equity award agreements.

/s/ Ofer Elyakim	/s/ Eli Ayalon
DSP Group, Inc.	Eli Ayalon

/s/ Dror Levy
DSP Group, Ltd.